UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2005

Gensym Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-2796	04-2932756
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

52 Second Avenue Burlington, MA	01803-4411
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 265-7100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On April 21, 2005, Gensym Corporation entered into a consulting agreement with Cianciotta Holdings Inc., an entity wholly-owned by Frank Cianciotta, a director of Gensym.

Pursuant to the agreement, Cianciotta Holdings Inc. will provide business development and sales consulting services to Gensym, which services will be performed by Mr. Cianciotta. Gensym will pay consultant fees of $650 per day for up to ten days of consulting services per month under the consulting agreement, and will also reimburse reasonable expenses incurred in connection with the provision of the consulting services. Either Gensym or Cianciotta Holdings Inc. may terminate the consulting agreement at any time on or after September 31, 2005, for any reason, upon five days prior written notice to the other party.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Exhibit Description
10.1	Agreement, dated as of April 21, 2005, by and between Gensym Corporation and Cianciotta Holdings Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENSYM CORPORATION

Date: April 27, 2005	By:	/s/ Stephen D. Allison
	Name:	Stephen D. Allison
	Title:	Vice President, Finance and Chief Financial Officer